Exhibit 10.2

FIRST AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT

This amendment (“Amendment”) is entered into August 4, 2017 (the “Amendment Date”) by and between Lilis Energy, Inc. (“Lilis”) and Jim Linville (“Executive”).

A.       Lilis and Executive are parties to an Executive Employment Agreement dated June 26, 2017 (the “Employment Agreement”).

B.       Under Section 17 of the Employment Agreement, Lilis and Executive may amend the Employment Agreement.

C.       Lilis and Executive wish to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lilis and Executive, intending to be legally bound, hereby agree as follows:

1.       Amendment. Section 3 of the Employment Agreement is deleted in its entirety and replaced with the following:

“3. Position. Beginning effective August 4, 2017, during the Term, Executive shall be employed as and hold the title of Chief Executive Officer of the Company, with such duties and responsibilities that are customary in this position for public companies. Executive shall report directly to the Board in this position. Executive’s principal place of employment shall be at the main business offices of Company in San Antonio, Texas.”

2.       Effect on Employment Agreement. The Employment Agreement is not modified or amended other than as expressly indicated herein, and all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Lilis or Executive, nor constitute a waiver of any provision of the Employment Agreement (or an agreement to agree to any future amendment, waiver, or consent).

3.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, Lilis and Executive have executed this Amendment as of the Amendment Date.

LILIS ENERGY, INC.		JIM LINVILLE

By:	/s/ Merrill McPeak	By:	/s/ Jim Linville
Name:	General Merrill McPeak
Title:	Chairman of the
Compensation Committee